UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
November 23, 2016

Douglas Emmett, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33106	20-3073047
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 255-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Dan A. Emmett Revocable Trust (the "Trust”) previously established a pre-arranged stock trading plan (the "Expiring Plan"), under which Merrill Lynch, Pierce Fenner & Smith Incorporated ("Merrill Lynch") has acted as agent to effect sales under the Expiring Plan of shares of common stock of Douglas Emmett, Inc. (the "Company") without the direction of Dan A. Emmett, Chairman of the Board of the Company. Mr. Emmett is the trustee of the Trust.

The Expiring Plan contemplated the monthly sales of 100,000 shares of the common stock of the Company per month and expires in December 2016. Accordingly, as of November 23, 2016, the Trust established a new pre-arranged stock trading plan (the "Extended Plan"), with Merrill Lynch as agent, to continue to effect sales (without the direction of Mr. Emmett) of 100,000 shares of the common stock of the Company per month during the period starting on January 19, 2017 and ending on December 29, 2017. The shares of the common stock of the Company to be sold under the Extended Plan aggregate to less than a quarter of the common stock equivalents currently beneficially owned by Mr. Emmett.

The Extended Plan is designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the insider trading policies of the Company. There can be no assurance that any shares will be sold under the Extended Plan.

The information being furnished pursuant to this Item 8.01 shall not be deemed "filed" for any purpose including for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Company officers, nor to report modifications or terminations of the Plan or the plan of any other individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUGLAS EMMETT, INC.
Dated:	November 29, 2016	By:	/s/ MONA M. GISLER
Mona M. Gisler
Chief Financial Officer